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March 27, 2026

To the Stockholders of Townsquare Media, Inc.:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Townsquare Media, Inc. (the “Company”), which will be held by virtual meeting format at www.virtualshareholdermeeting.com/TSQ2026, on May 11, 2026 at 11:00 a.m. Eastern Daylight Time.

Information about the Annual Meeting, the nominees for election as directors and the other proposals to be voted on by stockholders is presented in the following Notice of Annual Meeting of Stockholders and accompanying proxy statement.

Whether or not you plan to attend the Annual Meeting, please promptly vote your shares in advance of the Annual Meeting using the methods described in the accompanying proxy statement. It is important that your shares be represented. We hope you can join us at the Annual Meeting on May 11, 2026.

Sincerely,

Steven Price
Executive Chairman of the Board of Directors

4 Manhattanville Road, Suite 107
Purchase, New York 10577
(203) 861-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 11, 2026, 11:00 a.m. Eastern Daylight Time

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Townsquare Media, Inc. (the “Company”) will be held by virtual meeting format at www.virtualshareholdermeeting.com/TSQ2026, on May 11, 2026 at 11:00 a.m. Eastern Daylight Time, for the following purposes:

(1)To elect two Class III directors named in the accompanying proxy statement to our Board of Directors, each director to hold office until the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

(2)To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

(3)To approve (on an advisory basis) the compensation of our named executive officers.

(4)To approve (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur every one, two or three years.

(5)To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Stockholders of record at the close of business on March 18, 2026 are entitled to receive notice of, to vote at and attend the Annual Meeting and any adjournment or postponement thereof. To attend the virtual Annual Meeting, you must demonstrate that you were a stockholder as of the close of business on March 18, 2026 or hold a valid proxy from any such stockholder. The Annual Meeting will be completely virtual, conducted via live webcast at the website above. On that website, you will be able to vote your shares electronically, view the list of stockholders entitled to vote at the meeting and submit questions during the meeting. Details regarding how to attend and participate in the virtual meeting are more fully described in the accompanying proxy statement.

Sincerely,

Steven Price
Executive Chairman of the Board of Directors
Purchase, New York
March 27, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2026:
The accompanying proxy statement and annual report to stockholders are available free of charge at https://www.proxyvote.com

TOWNSQUARE MEDIA, INC.
4 Manhattanville Road, Suite 107
Purchase, New York 10577
(203) 861-0900

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2026

Townsquare Media, Inc. (“Townsquare,” “Company,” “we,” “us” and “our”) has made this proxy statement (the “Proxy Statement”) and other materials available to you on the Internet or, upon your request, has delivered these materials by email or mail in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/TSQ2026, on May 11, 2026 at 11:00 a.m. Eastern Daylight Time, and for any postponement(s) or adjournment(s) thereof. This proxy statement and the accompanying form of proxy will be mailed to stockholders on or about March 27, 2026.

DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Townsquare’s Board consists of seven directors, which is the authorized number of directors established by the Board. The Board may change the size of the Board and fill any vacancies on the Board. The Board is divided into three classes, each serving staggered, three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

Class III Director Nominees for Election to the Board

Listed below are the Class III director nominees for election, each of whom currently serves on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Each of the directors listed below has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will hold office until the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service. Should any nominee be unable to accept nomination or election, the persons named as proxies may vote for a substitute nominee recommended by the Board. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

Name	Class and Term	Age as of the Annual Meeting	Position with the Company
Stephen Kaplan	Class III - 2026	67	Director
Bill Wilson	Class III - 2026	57	Chief Executive Officer and Director

The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of Messrs. Kaplan and Wilson, together with the continuing members of the Board, provide the Company with business acumen and a diverse range of perspectives to engage each other and management to oversee and address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies below describe the skills, qualities, attributes and experiences of Messrs. Kaplan and Wilson that led the Board and the Nominating and Corporate Governance Committee to determine that it was in the best interests of the Company and its stockholders to nominate these directors.

Stephen Kaplan. Mr. Kaplan joined Townsquare’s Board in 2010. Mr. Kaplan is Chairman of Nalpak Capital, a private investment firm that he founded in May 2017. Mr. Kaplan served as an Advisory Partner of Oaktree Capital Management L.P. (“Oaktree”) from January 2017 until December 2019, and prior to that he was a Principal and head of Oaktree’s Special Situations Group. Mr. Kaplan joined Oaktree in 1995, having previously served as a managing director of TCW and portfolio manager in the TCW Special Credits Group. Prior to joining TCW in 1993, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher. He previously served on the boards of Oaktree Capital Group, LLC, Regal Entertainment Group, Alliance HealthCare Services, Inc. (formerly Nasdaq: AIQ), Genco Shipping and Trading Ltd. (NYSE: GNK), and General Maritime Corporation (formerly NYSE: GMR). In addition, he currently serves on the boards of several private companies and nonprofit organizations, including the UCLA Jonsson Comprehensive Cancer Center Foundation, the New York University School of Law Foundation, the LA84 Foundation, and Fruitist (fka Agrovision Corp.). Mr. Kaplan graduated with a B.S. degree in political science summa cum laude from the State University of New York at Stony Brook and a J.D. from the New York University School of Law. Mr. Kaplan is qualified to serve on Townsquare’s Board due to his substantial management, finance, public company board and legal experience.

Bill Wilson. Mr. Wilson joined Townsquare’s Board in March 2018. Mr. Wilson joined Townsquare in September 2010 and, prior to his appointment as Chief Executive Officer in January 2019, served as Co-Chief Executive Officer beginning in October 2017. Prior to his appointment as Co-Chief Executive Officer, Mr. Wilson served as Executive Vice President and Chief Content & Digital Officer of the Company since September 2010. Previously, Mr. Wilson was President of AOL Media from 2006 to May 2010 where he had overall responsibility for AOL’s global content strategy. In his nine years at AOL, he also served in a number of roles including President, AOL Programming & Studios and Executive Vice President, AOL Programming. Under his leadership, AOL’s content sites grew to reach more than 75 million monthly unique visitors domestically and over 150 million worldwide. Prior to joining AOL in 2001, Mr. Wilson served as Senior Vice President for Worldwide Marketing at Bertelsmann Music Group (BMG), which he joined in 1992, and was responsible for worldwide marketing including artist, digital and non-traditional marketing across more than 50 countries for the world’s biggest artists including Dave Matthews Band, OutKast, Foo Fighters, Whitney Houston, Annie Lennox, Santana and numerous major recording artists over his tenure at BMG. Mr. Wilson started his career at BMG subsidiary Arista Records under the guidance of Clive Davis and Richard Sanders, where he was a product manager working with artists across numerous genres including Notorious B.I.G., TLC, Sarah McLachlan, Kenny G and Spiritualized. Mr. Wilson won an Emmy Award in 2006 for the record setting Live 8 program and was named to the Hollywood Reporter’s “Digital Power List” in 2008, which profiles the 50 people who most influence the creation and distribution of content online. In addition, he was profiled in Crain’s New York Business’ “40 under Forty” and Billboard’s “Power Players” in Digital Entertainment in 2005, as well as Hollywood Reporter’s “Next Generation” in 2003, and Radio Ink’s “Most Powerful in Radio” in 2018, 2019, 2020, 2021, and 2022. Mr. Wilson was voted the Radio Board Chair of the National Association of Broadcasters (“NAB”) in June 2021, after serving on the Executive Board of the NAB since 2020 and previously serving as an NAB Board Member. Mr. Wilson was also recently recognized as 2021 “Executive of The Year” by Radio Ink. Mr. Wilson graduated summa cum laude from the State University of New York at Stony Brook with a B.A. in economics and a B.S. in business management and earned a M.B.A. with honors in finance and marketing from Rutgers University’s Graduate School of Management. As our Chief Executive Officer (or Co-Chief Executive Officer) since October 2017, and our Executive Vice President, Chief Content and Digital Officer prior to that, with responsibility for management of our digital operations, Mr. Wilson contributes critical knowledge to the Board regarding day-to-day operations, operational and financial goals, strategies and performance, effectiveness of the management team, and the corporate culture of the Company.

Directors Continuing in Office

The following sets forth information regarding the Company’s directors continuing in office. The biographies below describe the skills, qualities, attributes and experiences of the continuing directors that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate for these directors to continue their service on the Board.

Name	Class and Term	Age as of the Annual Meeting	Position with the Company
B. James Ford	Class I - 2027	57	Director
Gary Ginsberg	Class II - 2028	63	Director
David Lebow	Class I - 2027	64	Director
Steven Price	Class II - 2028	64	Executive Chairman of the Board of Directors
Gary D. Way	Class I - 2027	68	Director

B. James Ford. Mr. Ford joined Townsquare’s Board in 2010. Mr. Ford has been the Chairman of FRD, LLC, a merchant bank and family investment office, since July 2019. Mr. Ford previously served as a Senior Advisor of the Los Angeles Organizing Committee of the Olympic and Paralympic Games 2028 from 2016 through December 2024. Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996 and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. He also served as a Senior Advisor to Oaktree from 2016 to 2017. Mr. Ford worked extensively with a variety of Oaktree portfolio companies, including serving on the boards of directors of numerous private and public companies. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Advisory Council of the Stanford Graduate School of Business and the Children’s Bureau, and sits on the charity board of the Los Angeles Fire Department Foundation. Mr. Ford is qualified to serve on Townsquare’s Board due to his significant management, investment and financial experience and expertise in overseeing corporate governance matters as a result of his prior role at Oaktree and his service as a director of multiple public and private companies.

Gary Ginsberg. Mr. Ginsberg joined Townsquare’s Board in 2010. Mr. Ginsberg was the Senior Vice President and Global Head of Communications for Softbank Group Corp. from November 2018 to December 2020. Previously, Mr. Ginsberg was Executive Vice President of Corporate Marketing and Communications at Time Warner Inc. Before joining Time Warner in February 2010, Mr. Ginsberg was the Executive Vice President of Global Marketing and Corporate Affairs at News Corporation. Mr. Ginsberg coordinated and executed News Corp.’s global marketing and investor relations programs, as well as its corporate affairs, strategic communications and philanthropic efforts. Mr. Ginsberg joined News Corporation in 1999 as Executive Vice President of Corporate Communications. He was appointed to News Corp.’s Executive Management Committee in 2000 and to the seven-member Office of the Chairman in 2007. Prior to News Corp., Mr. Ginsberg was a managing director at the New York-based strategic consulting firm of Clark & Weinstock. Previously, he was a senior editor and counsel at George, the monthly political magazine, and a former Assistant Counsel to President Clinton. Mr. Ginsberg began his professional career as an attorney with Simpson Thacher & Bartlett. Mr. Ginsberg has served on the board of directors of Schrödinger, Inc. (NASDAQ: SDGR) since April 2020, and currently serves on the audit committee. Mr. Ginsberg served on the board of directors of Synacor, Inc. (NYSE: SYNC) from December 2011 to June 2020. He is a graduate of the Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. He received his undergraduate degree magna cum laude from Brown University, where he was elected to Phi Beta Kappa. Mr. Ginsberg is qualified to serve on Townsquare’s Board due to his substantial operational and management experience in the Company’s industry, his strong background in corporate strategy and business development, and his public company Board experience.

David Lebow. Mr. Lebow joined Townsquare’s Board in 2010. Mr. Lebow is Chief of Staff at Draft Kings, Inc. Prior to joining Draft Kings in April 2018, Mr. Lebow was an investor, advisor and independent management consultant. Previously, Mr. Lebow was Chief Revenue Officer at YP, overseeing a 3,000-person sales organization, until April 2017. Prior to joining YP in December 2012, Mr. Lebow served as President-Revenue of Group Commerce in NYC, a role he assumed in June 2011. He served as Acting Chief Executive Officer and a director of Oberon Media, Inc. from October 2010 through February 2011 and served as Chief Executive Officer/President of Internet Broadcasting Systems, from July 2007 through June 2010. He also served as a board member of Internet Broadcasting Systems. Mr. Lebow was Executive Vice President and General Manager of AOL Media Networks from 2002 to 2007. He served as senior vice president of Emmis Communications, a diversified media company. He also oversaw media properties for AMFM/Chancellor Media. In January 2010, he was elected to the Ithaca College Board of Trustees where he served as Vice Chairman. Mr. Lebow graduated from Ithaca College in 1983 with a degree in broadcast communications management. Mr. Lebow is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and his significant management experience.

Steven Price. Mr. Price co-founded Townsquare in May 2010. He served as the Company’s Chief Executive Officer from its founding in 2010 through October 2017, and has served as its Executive Chairman since October 2017. He is also Co-Founder & CEO of 25Madison, a startup studio that invests in and accelerates early-stage startups. Prior to co-founding FiveWire Media Ventures, LLC, an entity formed in 2008 for the purposes of investing in the Company (“FiveWire”), Mr. Price was a Senior Managing Director at New York-based private equity firm Centerbridge Partners from 2006 to January 2009 and, before that, he held a similar position at Spectrum Equity Investors from 2004 to 2006. Before joining the private equity business, Mr. Price served in the Pentagon as Deputy Assistant Secretary of Defense (Spectrum, Space, and Communications) from 2001 to 2004. Prior to joining the Pentagon, he served as President and CEO of LiveWire Ventures from 1998 to 2001, a software and services company he founded in 1998 with Mr. Rosenstein. Mr. Price was also formerly the President and CEO of PriCellular Corporation, a publicly traded cellular phone operator focused on small to mid-sized markets, which was sold in 1998 for $1.4 billion. Earlier in his career, Mr. Price worked as an attorney at Davis, Polk & Wardwell and as an investment banker at Goldman Sachs. Mr. Price graduated magna cum laude from Brown University where he was elected Phi Beta Kappa, and earned a J.D. from the Columbia University School of Law. Mr. Price is qualified to serve on Townsquare’s Board due to his substantial operational and management experience in the Company’s industry, including seven years as Chief Executive Officer of the Company, his public company board and management experience, and his extensive investment and entrepreneurial experience.

Gary D. Way. Mr. Way joined Townsquare’s Board in January 2023. Mr. Way retired in October 2020 from his role as General Counsel of the Jordan Brand, a division of NIKE, Inc. (“NIKE”) (NYSE: NKE), having served in such capacity since February 2017. Additionally, he served as Counsel and Secretary to the Jordan Advisory Board from its establishment in 2019 until his retirement in 2020. Prior to his service at the Jordan Brand, Mr. Way served as a member of the NIKE Corporate Leadership Team from 2013 to 2017, the Vice President and Global Counsel of the worldwide NIKE Sports Marketing organization from 2013 to 2017, and from 2007 to 2017 was a member of the NIKE Legal Department Leadership Team and headed the department’s Sports Marketing Center of Excellence. Prior to joining NIKE in 1996, Mr. Way served in the Legal Department of the National Basketball Association for ten years after previously serving as a litigation associate at Haight, Gardner, Poor & Havens in New York City. Mr. Way currently serves on the boards of several nonprofit organizations, including as a member of the Board of Trustees of the New York University School of Law Foundation, the Dean’s Advisory Council at the Rutgers School of Arts and Sciences and the Board of Advisors of the National Sports Law Institute at Marquette University Law School. Mr. Way received a B.A. in English from Rutgers College, was a Distinguished Military Graduate of the Rutgers University ROTC program, and commissioned into the U.S. Army Reserve-Military Police Corps. Mr. Way earned a J.D. from the New York University School of Law, and completed the Directors’ Consortium program at the Stanford Graduate School of Business, and the Program on Corporate Compliance and Enforcement at the NYU School of Law's 5th Annual Directors’ Academy. Mr. Way is qualified to serve on Townsquare’s Board due to his extensive experience with enterprise risk management, business growth and transformation, as well as his ample corporate legal experience.

Corporate Governance

Director Independence. The Board has undertaken a review of the independence of each director. There are no family relationships among the Company’s executive officers and directors.

Based on information provided by each director concerning his background, employment, and affiliations and other information known by the Board, the Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that five of our seven directors (Messrs. Ford, Ginsberg, Kaplan, Lebow and Way) do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of the New York Stock Exchange ("NYSE"). Messrs. Wilson and Price are employed by us and therefore are not independent directors.

The Board also determined that all Audit Committee and Compensation Committee members are independent under the additional independence rules of the NYSE and SEC rules for such membership. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence.

Board Leadership Structure. Our Chief Executive Officer is Bill Wilson. Steven Price, one of our founders and formerly our Chief Executive Officer, serves as Executive Chairman of our Board, presides over meetings of the Board, and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. The Company believes that this leadership structure is appropriate in light of the valuable insight Mr. Price brings to the Company and our Board based on his perspective and experience as one of our founders and our former Chief Executive Officer, as well as his substantial experience in the Company’s industry. Although the Company does not have a lead independent director, the Board has determined that five of the seven members of our Board are independent and all Board committees, with significant oversight responsibilities, consist solely of independent directors. Further, regular meetings of our Board generally include an executive session of our independent directors without management present. Mr. Ginsberg presides over such executive sessions.

Meetings of the Board and Attendance. The Corporate Governance Guidelines provides that all directors are expected to attend all meetings of the Board and of Board committees on which they serve, and are encouraged to attend the annual meetings of stockholders. The Board held a total of four meetings during 2025 and also acted by unanimous written consent six times. During 2025, each member of the Board attended at least 75% of the meetings of the Board and all committees of the Board on which he served. All of the seven directors attended our 2025 annual meeting of stockholders.

Board Committees. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that operate under written charters adopted by the Board. These charters and the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics ("Code of Business Conduct") are available at www.townsquaremedia.com/equity-investors/corporate-governance-documents.

The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement. Messrs. Wilson and Price do not currently serve on any standing committees.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
B. James Ford	Chair	Chair	—
Gary Ginsberg	Member	Member	Member
Stephen Kaplan	—	—	Chair
David Lebow	Member	Member	Member
Gary D. Way	—	—	Member

Audit Committee. The Audit Committee is responsible for, among other matters: (1) the sole authority in appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm; (2) discussing with the Company’s independent registered public accounting firm the scope and results of their audits; (3) approving (including pre-approving, as required) all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm; (4) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm, and approving as necessary, the interim and annual consolidated financial statements that the Company files with the SEC and related earnings releases; (5) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls, including disclosure controls and procedures and internal control over financial reporting, and compliance with legal and regulatory requirements; (6) overseeing the performance of the Company’s internal audit function; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related person transactions; and (9) overseeing the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, including those concerning data privacy and cybersecurity. The Audit Committee may form and delegate authority to subcommittees as appropriate.

The Board has determined that Mr. Ford meets the definition of an audit committee financial expert and that each of the Audit Committee members meets the requirements for financial literacy under the applicable requirements of the SEC and the NYSE. The Audit Committee met four times during 2025. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement.

Compensation Committee. The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (3) reviewing and approving employment, severance and change in control agreements and other similar arrangements between the Company and its executive officers; and (4) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may form and delegate authority to subcommittees as appropriate. The Compensation Committee acted by unanimous written consent 20 times.

In determining the compensation of executive officers other than Messrs. Wilson and Rosenstein, the Compensation Committee receives significant input from Messrs. Wilson and Rosenstein and leadership in the human resources department. Messrs. Wilson and Rosenstein have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. No person provides input with respect to his or her own compensation. Management also provides the Compensation Committee with information regarding the individual’s experience, current performance, potential for advancement, and other subjective factors. The Compensation Committee retains the discretion to modify the recommendations of management and reviews such recommendations for their reasonableness based on individual and Company performance, internal pay equity and market information.

The Compensation Committee has the sole authority to engage outside advisors and establish the terms of their engagement, including compensatory fees. In connection with any engagement, the Compensation Committee reviews the independence of each outside advisor, based on the factors identified in the listing standards established by the NYSE, as well as any other factors it deems appropriate.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying and recommending candidates for membership on the Board, including evaluating any nominees recommended by stockholders; (2) reviewing and recommending the composition of Board committees; (3) overseeing the Company’s compliance with ethics policies; (4) making recommendations to the Board concerning governance matters; and (5) overseeing the annual Board and committee evaluations. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees as appropriate.

The Nominating and Corporate Governance Committee did not formally meet during 2025. Mr. Way was appointed to the Nominating and Corporate Governance Committee in June of 2024.

Considerations in Evaluating Director Nominees. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees, including recommendations from the Board, management, and stockholders. In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to the Board and the management of the Company based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities.

Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that it should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints.

The Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board the director nominees for election.

The Nominating and Corporate Governance Committee will evaluate nominees recommended by the stockholders against the same criteria that it uses to evaluate other potential nominees. See “General Information - What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of stockholders?” for further information. The Company did not receive any recommendations for director nominees from stockholders for the Annual Meeting.

Risk Oversight. The Board oversees the Company’s risk management primarily through the following:

Among the Board:

•Review and approval of management’s annual business plan and budget, including projected opportunities and challenges facing the business, and review of management’s strategic and liquidity plans.
•Periodic review of business developments, strategic plans and implementation, liquidity, and financial results.
•Oversight of capital spending and financings as well as acquisitions, divestitures and investments.
•Oversight of dividend distribution as part of liquidity review.
•Oversight of succession planning.
•Oversight of common stock share repurchase program.
•Executive sessions consisting solely of the non-management and independent directors.
•Oversight of stockholder engagements and certain risk analysis (e.g., interest rates, artificial intelligence, and inflation).

Among the Audit Committee:

•Oversight of the Company’s significant financial risk exposures (including credit, liquidity, legal, regulatory, and other contingencies), accounting and financial reporting, disclosure control and internal control processes, cybersecurity, the internal audit function, the legal compliance function and the whistleblower hotline reporting processes in relation to accounting matters.

Among the Compensation Committee:

•Review and approval of executive officer compensation and its alignment with the Company’s business and strategic plans, and the review of compensation plans generally and the related incentives, risks and risk mitigants.

Among the Nominating and Corporate Governance Committee:
•Review and recommend to the Board for approval nominees for election as directors of the Company, develop and recommend qualification standards for selecting nominees for election as directors, and periodically review the composition of the Board and its committees and corporate policies.

Code of Business Conduct and Code of Ethics. The Company adopted the Code of Business Conduct, which applies to all of its directors, officers and other employees, including its principal executive officer, principal financial officer and controller. In addition, the Company has adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”), which applies to its principal executive officer, principal financial officer, controller and other designated members of the Company’s management. A copy of the Code of Business Conduct is available on the Company’s corporate website at www.townsquaremedia.com/equity-investors/corporate-governance-documents. The Company will provide any person, without charge, upon request, a copy of the Code of Business Conduct. Such requests should be made in writing to the attention of General Counsel at the following address: 4 Manhattanville Road, Suite 107, Purchase, New York 10577. Any substantive amendments to the Code of Ethics, or waiver from a provision of the Code of Ethics required to be disclosed by the NYSE or SEC, will be posted on the Company’s website at www.townsquaremedia.com/equity-investors/corporate-governance-documents.

Insider Trading Policy; Prohibition on Hedging. Our Board has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions by directors, officers, employees and other specified persons. Our Insider Trading Policy is designed to promote compliance with insider trading laws by informing, educating and creating reasonable processes to prevent the Company and its directors, officers, employees and other specified persons from insider trading violations and the appearance of any related improper conduct. The policy prohibits the trading of our securities on the basis on material nonpublic information, establishes regular blackout periods when directors, executive officers and other specified persons are prohibited from trading in our securities, and requires legal compliance for any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule 10b5-1 under the Exchange Act. The Company’s Insider Trading Policy prohibits our employees (including officers) and directors from purchasing, selling or engaging in any other transaction involving any derivative securities related to any equity securities of the Company, including any option, warrant, convertible security or similar security with an exercise or conversion price or other value related to the value of any equity security of the Company. This prohibition does not, however, apply to any derivative security received by employees pursuant to a Company compensatory or benefit plan, contract or arrangement. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026.

Majority Voting Policy with Rejectable Resignation for Uncontested Director Elections. As set forth in our Corporate Governance Guidelines, if any nominee for director receives a greater number of votes “withheld” than “for” in an uncontested election, such director must promptly tender his or her resignation conditioned on Board acceptance following certification of the stockholder vote. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification of the stockholder vote, recommend to the Board whether to accept such resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and promptly disclose its decision and rationale for accepting or rejecting the resignation in a public announcement.

Communications with the Board. Any matter intended for the Board, committee of the Board, or for any individual member or members of the Board, should be directed by an interested party or stockholder to the Company’s Secretary at 4 Manhattanville Road, Suite 107, Purchase, New York 10577, with a request to forward the communication to the intended recipient or recipients. In general, any communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Limitations on Board Service. The Board does not believe that its members should generally be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, prior to becoming a director of another public company, a director shall notify the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board and Chief Executive Officer to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as a director of the Company. Additionally, the Audit Committee will be informed if there is concern that any directorship with another company might create a conflict of interest. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director's ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

Stockholders and Other Interested Parties. The Company actively engages with, and receives feedback from, stockholders and other interested parties on a variety of topics throughout the year. In 2025, we participated in approximately four investor conferences and over 115 investor meetings. Additionally, on an ongoing basis, we communicate with interested parties through disclosures in our SEC filings, press releases, annual reports, and our Company website, and respond to follow-up inquiries to the extent permitted under applicable law and NYSE regulations.

DIRECTOR COMPENSATION

The Compensation Committee is authorized to establish the amount and form of compensation to be paid to directors.

Non-Employee Director Compensation

The Compensation Committee has designed the non-employee director compensation program to attract and retain qualified independent and other non-employee directors to serve on the Board and to further align their interests with stockholders. The non-employee director compensation program in effect for 2025 service was initially implemented in 2018, and most recently revised in 2023, and consists of an annual cash retainer for Board service, an annual cash retainer for Committee Chair leadership, and an annual equity award.

Review of Benchmarking Data. Periodically, the Compensation Committee has analyzed peer group and general industry data to determine whether any program changes were warranted. Willis Tower Watson PLC (“WTW”), an independent compensation consultant, was last engaged in 2022, to conduct a benchmarking study of the non-employee director compensation program and stock ownership guidelines. WTW reviewed data from the Compensation Committee’s peer group for executive compensation and a general industry group. Based on such benchmarking, the Compensation Committee determined to increase the non-employee director compensation program effective in 2023 for Board and Committee service beginning in 2022 to align the program near the market median for the peer group and general industry group. In addition, the Compensation Committee approved stock ownership guidelines for the non-employee directors that also were aligned with the peer group median, as described further below. The Compensation Committee did not engage WTW to conduct a benchmarking study of the non-employee director compensation program in 2024 or 2025.

Non-Employee Director Stock Ownership Guidelines. The Compensation Committee approved stock ownership guidelines in 2023 for non-employee directors to further align their long-term interests with stockholders, to mitigate risk of focusing on short-term gains at the expense of long-term value, and to enhance an ownership-based culture focused on long-term growth and success.

The stock ownership guidelines require non-employee directors to hold an aggregate value of qualifying shares equal to three times the annual cash retainer for Board service (equal to $210,000 as of the date hereof). Such ownership will be measured annually as of the first trading day of each calendar year, based on the closing price of the Company’s Class A common stock on the prior trading day. Non-employee directors generally must achieve the ownership requirement within five years of becoming subject to the guidelines, and must retain 33% of the cumulative shares granted under the non-employee director compensation program, with specified exceptions for payment of the exercise price of stock options and tax withholding for equity awards. All non-employee directors of our Board are in compliance with our stock ownership guidelines.

The non-employee director compensation program in 2025 (for 2024 Board and Committee service) and 2026 (for 2025 Board and Committee service) is set forth below.

Component	2025 and 2026 ($)
Annual Cash Retainer – Board	70,000
Annual Cash Retainer – Committee Chair	25,000
Annual Equity Grant – Restricted Stock	130,000

Non-Employee Director Compensation in 2025 (for 2024 Service)

Cash Retainer. The annual cash retainers were paid in January 2025.

Equity. The Compensation Committee granted the Restricted Stock awards in January 2025.

Non-Employee Director Compensation in 2026 (for 2025 Service)

Cash Retainer. The annual cash retainers were paid in January 2026.

Equity. The Compensation Committee granted the Restricted Stock awards in January 2026.

2025 Director Compensation Table

The table below summarizes the director compensation earned or paid to Messrs. Ford, Ginsberg, Kaplan, Lebow, Price, and Way for 2025.

Cash and annual equity retainers are made in arrears, with cash payments made in full and equity awards granted in the first quarter of the year immediately following for Board and Committee service in the applicable year. In accordance with SEC rules, the 2025 Director Compensation Table includes the annual cash retainers paid in January 2026 for 2025 service, and the annual equity awards granted in January 2025 for 2024 service. The annual equity awards granted in January 2026 for 2025 service will be included in the 2025 Director Compensation Table.

The Compensation Committee grants restricted shares of the Company’s Class A common stock (“Restricted Stock”) to the non-employee directors, subject to continued service through the grant date. Such Restricted Stock vests in full on the first anniversary of the grant date, subject to continued service through the vesting date. The number of shares of Restricted Stock granted is determined based on the closing price of the Company’s Class A common stock on the trading day immediately prior to the grant date; therefore, such grant value may not equal the grant date fair value in the 2025 Director Compensation Table below, which is calculated using the closing trading price on the grant date.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
B. James Ford	120,000	130,000	7,336		257,336
Gary Ginsberg	70,000	130,000	7,336		207,336
Stephen Kaplan	95,000	130,000	7,336		232,336
David Lebow	70,000	130,000	7,336		207,336
Steven Price	350,000	—	83,422	(4)	433,422
Gary D. Way	70,000	130,000	7,336		207,336
(1)    Reflects the cash retainer paid in the first quarter of 2026, representing services provided in 2025.
(2)    Reflects the grant date fair value of the Restricted Stock granted in January 2025 (representing 2024 services) determined in accordance with ASC 718, which was the closing price of the Company’s Class A common stock on the day prior to the grant date multiplied by the number of shares subject to the award. This stock award column does not include the value of dividends paid on unvested restricted stock, which are included in this table under “All Other Compensation.”
(3)    This column includes dividends issued on unvested Restricted Stock, as applicable.
(4)    Includes the cost of insurance premiums for health insurance in the amount of $53,205, an automobile and commuting allowance in the amount of $18,000, and parking expenses in the amount of $12,217.

Executive Director Compensation

In connection with Steven Price’s appointment as Executive Chairman of the Board in October 2017, he and the Company entered into a letter agreement (the “Executive Chairman Agreement”) that provides for an annual base salary of $500,000. The Executive Chairman Agreement provides that upon cessation of Mr. Price’s service as Executive Chairman, all of his unvested stock options will vest and remain exercisable for five years (or if earlier, until the stated term of the award). Under the terms of the Executive Chairman Agreement, Mr. Price is subject to customary non-solicitation and non-competition covenants for the duration of his service as Executive Chairman and for a period of twelve months and six months thereafter, respectively. On December 9, 2019, the Company entered into a letter agreement with Mr. Price, amending the Executive Chairman Agreement (such letter agreement, the “Price Agreement Amendment”). Pursuant to the Price Agreement Amendment, in the event the Company terminates Mr. Price’s service without cause or Mr. Price terminates his service for good reason within 12 months following a change in control of the Company, Mr. Price will be eligible to receive one times his annual base salary then in effect. In the event the Company terminates Mr. Price’s service without cause and a change in control is consummated within six months following the date of such termination, Mr. Price will be eligible to receive one half of his annual base salary then in effect. The definition of cause under the Price Agreement Amendment is the same as that defined below for the NEO Employment Agreements. “Good Reason” is defined in the Price Agreement Amendment as an occurrence of any of the following events or conditions without the Mr. Price’s consent that are not cured by the Company (if susceptible to cure by the Company) within 30 days after Mr. Price gives written notice thereof to the Company, provided that such notice must be given to the Company within 30 days of Mr. Price becoming aware of such condition: (1) any material reduction in his duties or responsibilities as in effect immediately prior thereto, or assignment of duties materially inconsistent with his title and authority; (2) any material reduction in his base salary; (3) any relocation of his primary place of business by 50 miles or more; or (4) any other material breach by the Company of any material provision of the Price Agreement Amendment.

On March 14, 2023, the Company entered into a letter agreement with Mr. Price, further amending the Executive Chairman Agreement (such letter agreement, the “Price Second Amendment”). The Price Second Amendment reduces Mr. Price’s annual base salary from $500,000 to $350,000. Also on March 14, 2023, the Company granted Mr. Price 750,000 performance-based options that vest according to certain specified conditions related to the volume weighted average trading price over 30 consecutive trading days during a seven-year performance period of the Company’s common stock.

EXECUTIVE OFFICERS

The following sets forth information regarding executive officers of the Company as of the date hereof. Biographical information pertaining to Messrs. Price and Wilson, each of whom is both a director and an executive officer of the Company, can be found in the section above entitled “Directors and Corporate Governance.”

Name	Age as of the Annual Meeting	Position with the Company
Steven Price	64	Executive Chairman of the Board of Directors
Bill Wilson	57	Chief Executive Officer and Director
Stuart Rosenstein	65	Executive Vice President and Chief Financial Officer
Erik Hellum	61	Executive Vice President, Chief Operating Officer
Scott Schatz	47	Executive Vice President, Finance, Operations and Technology
Claire Yenicay	42	Executive Vice President, Investor Relations and Corporate Communications
Robert Worshek	55	Senior Vice President, Chief Accounting Officer

Stuart Rosenstein, Executive Vice President and Chief Financial Officer. Mr. Rosenstein co-founded Townsquare in May 2010. Prior to co-founding FiveWire in January 2009, Mr. Rosenstein was previously the owner and managing principal from 2004 to January 2009 of AMG Financial, a private lending firm that extended financing and provided collateralized loans and other services principally to the real estate industry. Prior to founding AMG Financial in 2005, he co-founded LiveWire Ventures in 1998 with Mr. Price and served as the company’s Executive Vice President and Chief Financial Officer. Prior to that, he served as the Executive Vice President and Chief Financial Officer of PriCellular Corporation. Mr. Rosenstein started his career at Ernst & Young and was a senior manager at the firm until leaving to join PriCellular in 1990. Mr. Rosenstein earned his B.S. magna cum laude in Business Administration (Accounting) from the State University of New York at Buffalo. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New York Society of Certified Public Accountants.

Erik Hellum, Executive Vice President, Chief Operating Officer. Mr. Hellum joined Townsquare in August 2010 following the acquisition of GAP Radio Broadcasting, where he served as President of GAP West from May 2008 to August 2010. Prior to joining GAP West, Mr. Hellum worked at Bonneville International Communications, where he was Vice President/Market Manager of WIL/WRTH in St. Louis, MO from October 2002 to November 2004 and spent four years as Vice President/Market Manager of KTAR AM/FM and KPKX in Phoenix, AZ from November 2004 to April 2008. Previously, Mr. Hellum was Vice President-Sales for AM/FM and oversaw Clear Channel’s early cross-platform sales efforts. He began his career at Katz Radio, where he held positions of increasing responsibility in Boston, Philadelphia, Chicago, Los Angeles, and New York. Mr. Hellum received a B.A. from the University of Wisconsin. In 2024, Mr. Hellum was elected to serve as the Chair of the Board of the Radio Advertising Bureau. Mr. Hellum also serves as a member of the Board of the National Association of Broadcasters.

Scott Schatz, Executive Vice President, Finance, Operations and Technology. Mr. Schatz co-founded Townsquare in May 2010. Prior to joining the Company, Mr. Schatz spent nearly a decade advising companies on valuations, mergers and acquisitions, and capital raises. Most recently he worked in Bear Stearns’ Technology, Media & Telecom Investment Banking Group where he was responsible for the execution of mergers and acquisitions and capital raising transactions for clients such as Freescale, NTELOS, Cablevision, Digitas and Valassis Communications. Prior to joining Bear Stearns, Mr. Schatz worked as an associate at Brown Brothers Harriman in its Mergers and Acquisitions Group where he was primarily responsible for advising owners of closely held firms in various industries, including: health care services, medical technology, telecom services, marketing & information services and other outsourced business services. Mr. Schatz began his career as an analyst at J.P. Morgan in its Technology, Media & Telecom Investment Banking Group. Mr. Schatz received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.

Claire Yenicay, Executive Vice President, Investor Relations and Corporate Communications. Ms. Yenicay joined Townsquare in June 2011 where she has focused on business development and mergers and acquisitions at Townsquare, assisting the Company in completing transactions totaling more than $500 million in aggregate value. Previously, Ms. Yenicay was employed at Oak Hill Capital Partners, a private equity company managing more than $12 billion of capital commitments and co-investments. While at Oak Hill, Ms. Yenicay held the position of Associate in the Business and Financial Services Group, where she advised companies in an array of industries including business process outsourcing, equipment rental and third-party logistics services. Prior to joining Oak Hill, Ms. Yenicay worked in the investment banking division of Merrill Lynch, focused on mergers and acquisitions and capital raising for telecom, media and entertainment companies. Ms. Yenicay received B.S. magna cum laude from Georgetown University.

Robert Worshek, Senior Vice President, Chief Accounting Officer. Mr. Worshek joined Townsquare in December 2019. Prior to joining Townsquare, Mr. Worshek served as the Chief Accounting Officer for Element Solutions, Inc. (formerly Platform Specialty Products Corporation) and Truist Financial Corporation (formerly SunTrust Banks, Inc.). Also, Mr. Worshek held various positions with increasing responsibilities in the audit and transaction service practices of PricewaterhouseCoopers LLP for thirteen years, including serving as Practice Fellow at the Financial Accounting Standards Board. Mr. Worshek has a Bachelor of Science degree in Business Administration from the University of Nebraska at Omaha and an M.B.A. from the Booth School of Business at the University of Chicago.

NAMED EXECUTIVE OFFICER COMPENSATION

The following discussion provides an overview of our compensation program for the Company’s principal executive officer and the next two most highly compensated executive officers for 2025 (referred to as our “named executive officers” or “NEOs”). The NEOs for 2025 are set forth below.

	Executive Title in 2025	Time Period in Current Role	Time Period with Company
Bill Wilson	Chief Executive Officer	October 2017 (1)	September 2010
Stuart Rosenstein	EVP, Chief Financial Officer	May 2010	May 2010 (Co-Founder)
Erik Hellum	EVP, Chief Operating Officer	August 2010	August 2010
(1) Served as Co-Chief Executive Officer from October 2017 to January 2019.

Compensation Philosophy

The NEO compensation program is designed to attract, motivate and retain qualified employees and to provide them incentives to achieve or exceed the Company’s annual operational, financial and strategic goals and to increase long-term stockholder value. Our Compensation Committee considers Company and individual performance, as the key factor when setting compensation levels to reward achievement and reinforce accountability.

2025 Compensation Elements

The Compensation Committee determined it was in the best interests of the Company and its stockholders to enter into new employment agreements with each NEO in 2022 to retain and motivate the Company’s leadership, as well as to complement the implementation of a revised NEO compensation program.

The Company and NEOs entered into new five-year employment agreements in October 2022 (the “NEO Employment Agreements”), with the revised base salaries and target bonuses effective January 1, 2022.

Each NEO Employment Agreement sets forth an initial base salary and target annual bonus. In addition, concurrently with the execution of such agreements, the Compensation Committee determined to initiate an annual long-term equity incentive program. In October 2022, the Compensation Committee granted time-based stock options and performance-based stock options to purchase the Company’s Class A common stock to each NEO, with the grant value resulting in target total direct compensation of each NEO to be between the market median and 75th percentile of the peer group. See “Named Executive Officer Compensation Tables-Potential Payments Upon Termination or Change in Control-Agreements with Named Executive Officers” for a description of specified termination and change-in-control benefits in the NEO Employment Agreements.

In addition, for retention purposes, Mr. Wilson’s employment agreement provided for a lump sum cash sign-on bonus of $1,450,000, subject to a one-year clawback, which is no longer in effect.

On December 21, 2023, for retention purposes, Mr. Hellum and the Company entered into a First Amendment to his Employment Agreement, solely for the purpose of increasing his base salary to $1,000,000, effective as of December 21, 2023. In December 2023, the Compensation Committee also approved an increase to Mr. Hellum’s annual equity award from $800,000 to $1,000,000, which consists of both time-based restricted stock units and performance-based restricted stock units.

The 2025 target total direct compensation of NEOs primarily consisted of base salary, a target cash bonus, and stock awards. The key purpose, features and performance and vesting periods of such compensation elements are set forth below.

	Element	Purpose	Key Features	Performance / Vesting Period
Short - Term	Base Salary	•Annual fixed cash compensation	• Initially established in employment agreement • Based on experience, responsibilities, market pay, annual individual performance and anticipated performance growth	• Prior performance
Discretionary Annual Bonus	• Annual cash compensation based on a mix of individual, management team and Company performance • Alignment with short-term operating performance and strategy	• Initially established in employment agreement

• Target bonus is % of base salary, initially established in employment agreement

• Based on experience, responsibilities,
			market pay, annual individual performance and anticipated performance growth	• Annual performance
Long - Term	Time - Based Stock Awards	• Retention

• Fosters ownership culture, aligning long-term interests with stockholders

• Significant upside, balanced against no monetary value unless stock price is above exercise price in the case of option awards
• Annual long-term incentive opportunity

• Grant value divided by grant date fair value (using Black-Scholes model) to calculate stock options granted on grant date for option awards

			• Grant value for restricted stock awards and restricted stock units based on closing price on the day prior to the grant date	• Three-year annual pro rata time vesting
Performance - Based Stock Awards	• Fosters ownership culture, aligning long-term interests with stockholders

• Significant upside, balanced against no monetary value unless stock price is above exercise price in the case of option awards

• Encourages achievement of long-term strategy to drive stock price performance	• Annual long-term incentive opportunity

• Grant value divided by grant date fair value (using Monte Carlo option pricing model) to calculate stock options and restricted stock units granted on grant date
• Three to five-year performance period • Approximate one-third or one-fifth vesting for each stock price hurdle achieved

Annual Base Salary

The base salaries of the NEOs for 2024 and 2025 are set forth below, which were the result of the Compensation Committee’s activities described under “- 2025 Compensation Elements."

	2024 ($)	2025 ($)	Change (%)
Bill Wilson	1,450,000	1,450,000	—
Stuart Rosenstein	850,000	850,000	—
Erik Hellum	1,000,000	1,000,000	—

Discretionary Annual Cash Bonus Program

The NEOs were eligible to participate in the Townsquare Media, Inc. Annual Performance Plan (the “Annual Bonus Plan”). Unless otherwise agreed by the Compensation Committee, an employee must be employed by the Company and/or its subsidiaries on the applicable bonus payment date to receive the bonus payment.

The annual target bonuses are determined as a percentage of the NEOs base salaries in effect as of January of the plan year. The bonuses of the NEOs for 2024 and 2025 as a percentage of the bonus target and dollar value, are set forth below, which were the result of the Compensation Committee’s activities described under “- 2025 Compensation Elements.”

	2024 (% of Bonus Target)	2024 ($)	2025 (% of Bonus Target)	2025 ($)	Change ($)
Bill Wilson	100	1,450,000	90	1,305,000	(145,000)
Stuart Rosenstein	100	680,000	90	612,000	(68,000)
Erik Hellum	100	600,000	90	771,300	171,300

Consistent with prior years, the Compensation Committee approved a discretionary annual cash bonus to each NEO for 2025 based on its evaluation of the overall performance of the NEOs individually and collectively, as well as the financial and operating performance of the Company. While the Compensation Committee has not formalized a payout range for the program, historically the maximum payout has been 200% of the target bonus. The Compensation Committee determined that each NEO earned 90% of their 2025 bonus target for service in 2025. The bonus was paid in January 2026.

Special Cash Bonuses Related to Debt Refinancing

In 2025, the Compensation Committee approved one-time cash bonuses for certain members of senior management (the "Debt Refinancing Bonus") in connection with the successful refinancing of the Company’s outstanding indebtedness (the "Debt Refinancing"). The Compensation Committee determined that the Debt Refinancing represented a significant strategic initiative requiring substantial management effort beyond the scope of executives' ordinary responsibilities.

The Debt Refinancing extended debt maturities and enhanced the Company’s overall liquidity position. The Compensation Committee determined that the transaction strengthened the Company’s capital structure.

In recognition of management’s role in executing the refinancing, the Compensation Committee approved the Debt Refinancing Bonus for certain executives, including the named executive officers. In determining the Debt Refinancing Bonus amounts, the Compensation Committee considered:

•the complexity and strategic importance of the Debt Refinancing,
•the extent of each executive’s involvement in negotiating and executing the transaction,
•the anticipated long-term financial benefits to the Company, including improved financial flexibility, and
•market practices regarding transaction-related incentive compensation.

The Debt Refinancing Bonuses were paid in March 2025.

2025 Debt Refinancing Bonus ($)
Bill Wilson	362,500
Stuart Rosenstein	156,000
Erik Hellum	150,000

Equity Grants

Historically, the Compensation Committee periodically has issued time-based stock options to NEOs to provide for retention and motivation, fostering an ownership culture, and alignment with the long-term interests with stockholders. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards and the Company does not time the release of material nonpublic information based on equity award grant dates.

January 2025 Grants for 2025 Compensation

In January 2025, the Compensation Committee determined to approve an equity award after various formal and informal meetings, which included discussions with management, and a review of general peer and market data. The Compensation Committee approved time-based restricted stock unit (“RSU”) and performance-based restricted stock unit (“PSU”) awards, which will be paid as Class A common stock upon vesting and, if applicable, being earned, for 2025 compensation to each of the NEOs based on 2024 performance as reported in the “Stock Awards” column of the “Named

Executive Officer Compensation Tables—Summary Compensation Table for 2025 and 2024.” The closing price on the trading date prior to the grant date was $9.07. The Compensation Committee approved the vesting conditions for the awards as follows: (i) time-based awards, with annual pro rata vesting over three years, subject to continued employment through the applicable vesting date, and (ii) performance based awards with approximately one-third of the RSUs vesting upon the achievement of the VWAP over a period of 20 consecutive trading days during the three-year performance period: $9.98, $10.43, and $10.88, subject to continued employment through the applicable vesting date.

December 2023 Grants for 2024 Compensation

In December 2023, the Compensation Committee approved grants of the Company’s Class A common stock for 2024 compensation to each of the NEOs based on 2023 performance. The Compensation Committee approved the vesting conditions for the awards as follows: (i) time-based awards, with annual pro rata vesting over three years, subject to continued employment through the applicable vesting date, and (ii) performance based awards with approximately one-third of the RSUs vesting upon the achievement of the VWAP over a period of 20 consecutive trading days during the three-year performance period: $12.49, $14.40, and $16.40, subject to continued employment through the applicable vesting date. The Compensation Committee did not grant equity awards to the NEOs during 2024, because the grants to our NEOs in December 2023 were intended to provide compensation for service in 2024.

Dividend Rights

The Company previously paid a quarterly dividend of $0.1975 per share in March 2024, and in March 2025, the Board increased the quarterly dividend to $0.20 per share. Dividends earned on unvested restricted stock awards or restricted stock units are paid on the vesting date. Upon issuance, for certain awards granted prior to the declaration of dividends, the fair market value on the fair market value grant date do not take a payment of dividends into account. Accordingly, such amounts have been included as “All Other Compensation.” “See Named Executive Officer Compensation Tables – Summary Compensation Table for 2025 and 2024.”

Limited Other Benefits and Perquisites

Our named executive officers are entitled to participate in our 401(k) plan, on the same basis as our other eligible employees. The Company makes matching contributions for 401(k) plan participants of twenty-five cents for each dollar contributed up to the first 4% of eligible compensation (for a total match of 1% of employee contributions); in 2025, the maximum match was $3,500.

The Company also provides the NEOs with other limited benefits and perquisites, including an automobile allowance (and a tax gross-up on the related liability for such reimbursement), health insurance premiums, and, for Mr. Rosenstein, association dues.

The NEOs also are eligible to participate in the Company’s nonqualified Employee Stock Purchase Plan on the same basis as our other eligible employees. Eligible employees, including the NEOs, may authorize payroll deductions of at least 3% but no more than 15% of their current compensation of each payday during six-month offering periods which commence on January 1 and July 1. Contributions are subject to an annual limitation of $25,000, and are used to purchase shares of Class A common stock at 90% of the fair market value of the Company’s Class A common stock on either the first or last day of an offering period, whichever is lower. The total number of shares purchased during each offering period may not exceed 2,000 shares per eligible participant.

Process for Making Compensation Determinations

In determining the compensation of executive officers other than Messrs. Wilson and Rosenstein, the Compensation Committee receives significant input from Messrs. Wilson and Rosenstein and leadership in the human resources department. Messrs. Wilson and Rosenstein have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. No person provides input with respect to his or her own compensation. Management also provides the Compensation Committee with information regarding the individual’s experience, current performance, potential for advancement, and other subjective factors. The Compensation Committee retains the discretion to modify the recommendations of management and reviews such recommendations for their reasonableness based on individual and Company performance, internal pay equity and market information. The Compensation Committee did not engage WTW to conduct a benchmarking study of the non-employee director compensation program or the Company’s peer group in 2024 or 2025.

Policy for the Recovery of Erroneously Awarded Compensation (Dodd-Frank Compliant Policy)

As required by the listing standards adopted by NYSE as a result of SEC rulemaking, our Board adopted a Clawback Policy. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by our Section 16 officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statement that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, including, but not limited to: (i) non-equity incentive plan awards that are earned solely or in part by satisfying a financial reporting measure performance goal; (ii) bonuses paid from a bonus pool, where the size of the pool is determined solely or in part by satisfying a financial reporting measure performance goal; (iii) other cash awards based on satisfaction of a financial reporting measure performance goal; (iv) restricted stock, restricted stock units, stock options, stock appreciation rights, and performance share units that are granted or vest solely or in part based on satisfaction of a financial reporting measure performance goal; and (v) proceeds from the sale of shares acquired through an incentive plan that were granted or vested solely or in part based on satisfaction of a financial reporting measure performance goal. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, a Section 16 officer for recoveries under this policy.

The recovery period under the policy is three full years preceding the date our Board concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former Section 16 officer with a written demand for repayment or return and the method thereof. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

The following discussion and tabular disclosure describe the material elements of compensation for all individuals serving as the Company’s principal executive officer or acting in a similar capacity and the next two most highly compensated executive officers as of December 31, 2025, also referred to as our named executive officers ("NEOs"). The NEOs for 2025 are Bill Wilson, Stuart Rosenstein, and Erik Hellum.

Summary Compensation Table for 2025 and 2024

The following table sets forth information concerning the total compensation received by, or earned by, each of the NEOs during the past two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	All Other Compensation ($) (3)	Total ($)
Bill Wilson, Chief Executive Officer	2025	1,450,000	1,667,500	2,502,135	277,579	5,897,214
	2024	1,450,000	1,450,000	—	210,036	3,110,036
Stuart Rosenstein, Executive Vice President and Chief Financial Officer	2025	850,000	768,000	1,201,025	171,662	2,990,687
	2024	850,000	680,000	—	182,704	1,712,704
Erik Hellum, Executive Vice President, Chief Operating Officer	2025	1,000,000	921,300	1,000,856	100,168	3,022,324
	2024	1,000,000	600,000	—	70,832	1,670,832

(1)    Amounts reported in this column reflect the annual discretionary cash bonus paid pursuant to the Annual Bonus Plan and the Debt Refinancing Bonus.
(2)    The amounts reported in this column represent the grant date fair value of RSUs and PSUs, each in accordance with ASC 718. The grant date fair value of the RSUs was determined using the closing price of our Class A common stock on the grant date multiplied by the number of shares subject to the award, while grant date fair value of the PSUs was determined using the Monte Carlo option pricing model. See Note 10 – Stockholders’ Deficit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, for a discussion of all assumptions made by us in determining such grant date fair value.
(3)    Amounts set forth in this column include the following amounts paid for automobile allowance, tax gross up payments, 401(k) matching contributions, dividends on unvested Restricted Stock and insurance premiums for health insurance for each of our NEOs for 2025.

Name	Year	Automobile Allowance ($)	Tax Gross-Up Payments ($)	401(k) Matching Contributions ($)	Dividends on Unvested Restricted Stock ($)	Healthcare and Other Benefits ($)(a)	Total ($)
Bill Wilson	2025	36,000	—	3,500	164,291	73,788	277,579
Stuart Rosenstein	2025	36,000	—	3,500	30,179	101,983	171,662
Erik Hellum	2025	—	—	3,500	47,851	48,817	100,168

(a)    The healthcare and other benefits column represents the cost of insurance premiums for the health insurance of each of the NEOs. For Mr. Rosenstein, it also includes $46,076 paid in respect of association dues for 2025.

Narrative to Summary Compensation Table

The Compensation Committee did not grant equity awards to the NEOs during 2024, because the grants to our NEOs in December 2023 were intended to provide compensation for service in 2024. Please see “Named Executive Officer Compensation – Equity Grants” for further information.

Employment Agreements

See “- Potential Payments Upon Termination or Change in Control” and “- Agreements with Named Executive Officers” below for a description of our agreements with the NEOs.

Employee Stock Purchase Plan

The Company maintains a 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The 2021 ESPP constitutes a nonqualified sub-plan under the 2014 Incentive Plan (defined below). Under the 2021 ESPP, eligible employees, including our NEOs, may authorize payroll deductions of at least 3% but no more than 15% of their current compensation of each payday during six-month offering periods which commence on January 1 and July 1. Contributions are subject to an annual limitation of $25,000, and are used to purchase shares of Class A common stock at 90% of the fair market value of the Company’s Class A common stock on either the first or last day of an offering period, whichever is lower. The total number of shares purchased during each offering period may not exceed 2,000 shares per eligible participant.

Outstanding Equity Awards at December 31, 2025

The following table sets forth certain information with respect to outstanding equity awards of the NEOs as of December 31, 2025.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bill Wilson	1/15/2025	—	—	—	—			—	—		176,110	905,205	(2)
	1/15/2025	—	—	—	—			137,817	708,379	(3)	—	—
	12/28/2023	—	—	—	—			—	—		76,526	393,344	(2)
	12/28/2023	—	—	—	—			38,262	196,667	(3)	—	—
	1/18/2023	—	—	—	—			—	—		165,563	850,994	(2)
	1/18/2023	—	—	—	—			55,188	283,666	(3)	—	—
	10/7/2022	151,774	227,088	—	7.59	(4)	10/7/2032	—	—		—	—
	10/7/2022	323,834	—	—	7.59	(5)	10/7/2032	—	—		—	—
	12/21/2020	250,000	—	—	6.57	(6)	12/21/2030	—	—		—	—
	5/31/2018	600,000	—	—	6.31	(6)	5/31/2028	—	—		—	—
Stuart Rosenstein	1/15/2025	—	—	—	—			—	—		84,533	434,500	(2)
	1/15/2025	—	—	—	—			66,152	340,021	(3)	—	—
	12/28/2023	—	—	—	—			—	—		38,263	196,672	(2)
	12/28/2023	—	—	—	—			19,131	98,333	(3)	—	—
	1/18/2023	—	—	217,547	7.55	(2)	1/18/2033	—	—		—	—
	1/18/2023	112,034	56,033	—	7.55	(3)	1/18/2033	—	—		—	—
	10/7/2022	72,851	109,003	—	7.59	(4)	10/7/2032	—	—		—	—
	10/7/2022	155,440	—	—	7.59	(5)	10/7/2032	—	—		—	—
	12/21/2020	250,000	—	—	6.57	(6)	12/21/2030	—	—		—	—
	11/8/2018	50,000	—	—	6.25	(7)	11/8/2028	—	—		—	—
	5/31/2018	50,000	—	—	6.31	(6)	5/31/2028	—	—		—	—
Erik Hellum	1/15/2025	—	—	—	—						70,444	362,082	(2)
	1/15/2025	—	—	—	—			55,127	283,353	(3)
	12/28/2023	—	—	—	—			—	—		30,611	157,341	(2)
	12/28/2023	—	—	—	—			15,305	78,668	(3)	—	—
	1/18/2023	—	—	—	—			—	—		52,980	272,317	(2)
	1/18/2023	—	—	—	—			17,660	90,772	(3)	—	—
	10/7/2022	48,567	72,668	—	7.59	(4)	10/7/2032	—	—		—	—
	10/7/2022	103,627	—	—	7.59	(5)	10/7/2032	—	—		—	—
	12/21/2020	150,000	—	—	6.57	(6)	12/21/2030	—	—		—	—
	12/21/2017	100,000	—	—	8.24	(7)	12/21/2027	—	—		—	—

(1)    The market value of unvested shares in this column is based on $5.14 per share, the closing price of our Class A common stock on December 31, 2025.

(2)    The shares subject to these stock awards and option awards vest according to certain specified conditions related to the volume weighted average trading price of the Company’s common stock beginning on the grant date and ending on the third anniversary of the grant date.

(3)    The shares subject to these stock awards and option awards vest over a three-year period in one-third increments on each of the anniversaries of the applicable grant date.

(4)    The shares subject to these option awards vest according to certain specified conditions related to the volume weighted average trading price of the Company’s common stock beginning on the grant date and ending on the fifth anniversary of the grant date.

(5)    The shares subject to these option awards vest over a three-year period in one-third increments on each of the anniversaries of the applicable grant date.

(6)    The shares subject to these option awards vested over a four-year period in 25% increments on each of the anniversaries of the applicable grant date.

(7)    The shares subject to this option award vested over a four-year period, with 50% vesting on the third anniversary of the grant date and the remaining 50% vesting on the fourth anniversary of the grant date.

Potential Payments Upon Termination or Change in Control

2014 Omnibus Incentive Plan

In connection with the IPO, the Company adopted the 2014 Incentive Plan, as amended on January 27, 2021, and as amended and restated on May 9, 2024, in each case, to increase the number of shares issuable thereunder (as amended and restated, the “2014 Incentive Plan”). The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company or its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan.

Award Agreement

Awards granted under the 2014 Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Change in Control

In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may provide for accelerated vesting or lapse of restrictions of an award at any time.

Option awards held by our NEOs are subject to the terms of the 2014 Incentive Plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of each respective option and, among other things, outline the effect of a change in control of the Company on outstanding awards.

Our NEOs also hold option awards granted in 2017, 2018, 2020, and 2023. These 2017, 2018, 2022 and 2023 options vest in equal portions on each of the third and fourth anniversaries of grant (with the exception of the May 2018 grants which vest in equal portions on each of the first four anniversaries),the 2020 options vest in equal portions on each of the first four anniversaries of the grant, and the 2023 options vest in equal portions of each of the first three anniversaries of the grant, but are subject to “single-trigger” vesting and would become fully vested and exercisable in the event of a change in control of the Company.

The stock awards granted to Messrs. Wilson and Hellum in January of 2023 included time-based restricted stock units and performance-based restricted stock units. The time-based restricted stock units vest over a three-year period in one-third increments on each anniversary of the grant date, and the performance-based restricted stock units vest according to certain specified conditions related to the volume weighted average trading price of the Company’s common stock beginning on the grant date and ending on the third anniversary of the grant date. The stock awards granted to NEOs in December of 2023 and January of 2025 included time-based restricted stock units and performance-based restricted stock units. The time-based restricted stock units vest over a three-year period in one-third increments on each anniversary of the grant date, and the performance-based restricted stock units vest according to certain specified conditions related to the volume weighted average trading price of the Company’s common stock beginning on the grant date and ending on the third anniversary of the grant date.

For purposes of the Company’s 2017, 2018, 2020, and 2022 option awards, the stock awards granted in 2023 and 2025 and the 2014 Incentive Plan, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a business transaction or a director whose initial assumption of office occurs as a result of either an actual or threatened election or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation; or (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition to a person or persons who beneficially own 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Agreements with Named Executive Officers

Each of Messrs. Hellum, Rosenstein, and Wilson entered into amended and restated employment agreements with the Company on October 7, 2022 (each, an “Employment Agreement”). The term of each Employment Agreement ends on October 7, 2027 and is subject to automatic renewals for one-year periods. The Employment Agreements established each executive’s initial base salary and target annual bonus at the following levels: for Mr. Wilson, initial annual base salary of $1,450,000 and a target annual bonus of 100% of base salary; for Mr. Rosenstein, an initial annual base salary of $850,000 and a target annual bonus of 80% of base salary, and for Mr. Hellum, an initial base salary of $700,000 and a target annual bonus of 85.7% of base salary, all of which was retroactive to January 1, 2022. Additionally, Mr. Wilson’s agreement provides for a lump sum cash sign-on bonus of $1,450,000, subject to clawback in the event of termination for Cause or without Good Reason within one year following commencement date of his agreement, and is no longer effective. On December 21, 2023, Mr. Hellum and the Company entered into a First Amendment to his Employment Agreement, solely for the purpose of increasing his base salary to $1,000,000. No other changes were made.

In the event of termination without “Cause,” resignation for “Good Reason,” or due to non-renewal of the agreement, each of Messrs. Hellum, Wilson and Rosenstein would be entitled to receive: (i) a prorated portion of the annual bonus for the year of termination; (ii) severance pay in an amount equal to, in the case of Mr. Wilson, one and one-half times the sum of his base salary and target bonus, and in the case of Messrs. Rosenstein and Hellum, one times the sum (each such multiple, the “Severance Multiple”) of such executive’s base salary and target bonus, payable in substantially equal installments during the 12-month period following termination; (iii) the full amount of premiums incurred under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), by such executive for a maximum of 18 months following termination (the “Benefits Continuation Period”), subject to timely election under COBRA; and (iv) the vesting of 50% of any equity awards that are unvested as of the separation date. If an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within (a) 24 months following a Change in Control (as defined in the Townsquare Media, Inc. 2014 Omnibus Incentive Plan) or 12 months prior to a Change in Control for Mr. Wilson and 12 months following a Change in Control or six months prior to a Change in Control for Messrs. Rosenstein and Hellum, subject to the executive’s execution and non-revocation of a general release, the executive will be entitled to the payments described above; provided, however, (i) the Severance Multiple will be increased to two and one-half times for Mr. Wilson and to two times for Messrs. Rosenstein and Hellum, (ii) 100% of such executive’s unvested equity awards will become immediately and fully vested and exercisable, and (iii) the Benefits Continuation Period will be increased to 24 months.

Each of Messrs. Hellum, Rosenstein and Wilson are subject to perpetual confidentiality and non-disparagement covenants and customary non-solicitation and non-competition covenants that apply during the executive’s employment with the Company and for a period of twenty-four months following a termination that occurs during the term of the Employment Agreements.

For purposes of the Employment Agreements, “Cause” means (1) conviction of, or plea of guilty or nolo contendere to any felony or other criminal act involving fraud, moral turpitude or dishonesty; (2) commission of any act of fraud, embezzlement, or theft in dealings with the Company or its affiliates; (3) willful misconduct that is materially injurious to the Company; (4) material violation of Company policies and directives, which is not cured after written notice and a reasonable opportunity for cure; (5) willful and continued refusal by the executive to substantially perform his duties hereunder (other than such failure resulting from the executive’s incapacity due to physical or mental illness) after written notice identifying the deficiencies and a reasonable opportunity for cure; (6) a material violation by the executive of any material provision of the Employment Agreement or any other material covenants to the Company; or (7) habitual intoxication or continued use of illegal drugs.

“Good Reason” is defined in the Employment Agreements as an occurrence of any of the following events or conditions without the executive’s consent that are not cured by the Company (if susceptible to cure by the Company) within 30 days after the executive gives written notice thereof to the Company, provided that such notice must be given to the Company within 30 days of Executive becoming aware of such condition: (1) any material reduction in the executive’s duties or responsibilities as in effect immediately prior thereto, or assignment of duties materially inconsistent with executive’s title and authority; (2) any material reduction in the executive’s base salary or target annual bonus; provided, that a general reduction in base salaries or target bonus opportunities that applies to each of the Company’s senior executives in substantially the same proportions shall not constitute Good Reason; (3) any other material breach by the Company of any material provision of the Employment Agreement; or (4) the company completes a “Going Private Transaction” as defined in the Employment Agreement.

Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid ("CAP") and certain financial performance of the Company as required by SEC rules. Please see “Named Executive Officer Compensation” for discussion of our compensation program.

The information contained in this “Pay Versus Performance” section of this Proxy Statement shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

Pay Versus Performance Table

Year	Summary compensation table total for PEO ($) (1)	Compensation actually paid to PEO ($) (2)	Average summary compensation table total for non-PEO named executive officers ($) (3)	Average compensation actually paid to non-PEO named executive officers ($) (4)	Value of initial $100 investment based on total shareholder return ($) (5)	Net loss ($) (6)
2025	5,897,214	2,335,211	3,006,506	1,556,060	$99.43	(9,750,000)
2024	3,110,036	1,717,244	1,691,768	1,062,473	$146.59	(10,928,000)
2023	7,069,743	6,798,861	3,386,019	3,447,437	$145.66	(43,022,000)
(1) Reflects the amount reported in the “Total” column of the Summary Compensation Table for Mr. Wilson for each corresponding year. See “Named Executive Officer Compensation Tables - Summary Compensation Table for 2025 and 2024,” and “Named Executive Officer Compensation Tables - Summary Compensation Table for 2024 and 2023” in our 2025 Definitive Proxy Statement filed with the SEC on March 20, 2025.

(2) The amounts reported in this column represent CAP for Mr. Wilson for each corresponding year computed as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to Mr. Wilson during any applicable year. To determine CAP, the adjustments below were made to Mr. Wilson’s total compensation.

Year	Reported Summary Compensation Table Total for PEO ($)	Less	Reported Value of Equity Awards ($)(a)	Plus	Equity Award Adjustments ($)(b)	Equals	CAP for PEO ($)
2025	5,897,214	-	2,502,135	+	(1,059,868)	=	2,335,211
2024	3,110,036	-	—	+	(1,392,792)	=	1,717,244
2023	7,069,743	-	4,130,785	+	3,859,903	=	6,798,861
(a) Amounts reflect the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” column in the “Named Executive Officer Compensation Tables - Summary Compensation Table for 2025 and 2024,” and “Named Executive Officer Compensation Tables - Summary Compensation Table for 2024 and 2023” in our 2025 Definitive Proxy Statement filed with the SEC on March 20, 2025.

(b) The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted in the applicable year and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Wilson are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2025	795,618	(1,505,724)	—	(349,762)	—	—	(1,059,868)
2024	—	(1,495,406)	—	102,614	—	—	(1,392,792)
2023	4,981,071	(571,527)	—	(549,641)	—	—	3,859,903

(3) Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Wilson) for each corresponding year. See “Named Executive Officer Compensation Tables - Summary Compensation Table for 2025 and 2024,” and “Named Executive Officer Compensation Tables - Summary Compensation Table for 2024 and 2023” in our 2025 Definitive Proxy Statement filed with the SEC on March 20, 2025. The names of each of the other NEOs (excluding Mr. Wilson) included for purposes of calculating the average amounts in each applicable year are Stuart Rosenstein and Erik Hellum.

(4) Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Wilson), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Wilson) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Mr. Wilson) for each year to determine the CAP for such year.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less	Average Reported Value of Equity Awards ($)	Plus	Average Equity Award Adjustments ($)(a)	Equals	Average CAP for Non-PEO NEOs ($)
2025	3,006,506	-	1,100,941	+	(349,505)	=	1,556,060
2024	1,691,768	-	—	+	(629,295)	=	1,062,473
2023	3,386,019	-	1,286,448	+	1,347,866	=	3,447,437

(a) See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Mr. Wilson) are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	350,072	(550,047)	—	(149,530)	—	—	(349,505)
2024	—	(661,598)	—	32,303	—	—	(629,295)
2023	1,925,582	(310,986)	—	(266,730)	—	—	1,347,866
(5) The amounts reported in this column represent the Company’s cumulative TSR, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period by the Company’s share price at the beginning of the measurement period.

(6) The amounts reported in this column represent net loss reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

The Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation Committee does not use TSR or net income in its compensation programs. However, we do utilize several other performance measures to align executive compensation with our performance, see “Named Executive Officer Compensation.” Part of the compensation our NEOs are eligible to receive consists of annual discretionary bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain criteria.

•For 2025, the compensation actually paid for the PEO & the non-PEO NEOs as a percentage of net loss was approximately 24% and 16%, respectively, as expressed on an absolute basis.
•For 2024, the compensation actually paid for the PEO & the non-PEO NEOs as a percentage of net loss was approximately 16% and 10%, respectively, as expressed on an absolute basis.
•For 2023, the compensation actually paid for the PEO & the non-PEO NEOs as a percentage of net loss was approximately 16% and 8%, respectively, as expressed on an absolute basis.
•Compensation actually paid to the PEO increased by $617,967, or approximately 36%, in 2025.
•Compensation actually paid to the PEO decreased by $5,081,617, or approximately 75%, in 2024.
•Average compensation actually paid to the remaining non-PEO NEOs increased by $493,587, or approximately 46%, in 2025.
•Average compensation actually paid to the remaining non-PEO NEOs decreased by $2,384,964, or approximately 69%, in 2024.
•TSR decreased from $146.59 in 2024 to $99.43 in 2025, or approximately 32%.
•TSR increased from $145.66 in 2023 to $146.59 in 2024, or approximately 1%.
•Net loss decreased from $10,928,000 in 2024 to $9,750,000 in 2025.
•Net loss decreased from $43,022,000 in 2023 to $10,928,000 in 2024.

For the year ended December 31, 2025, we recorded total impairment charges of $8.9 million primarily related to FCC licenses, goodwill and investments, as compared to $37.7 million of impairment charges related to FCC licenses, goodwill and investments during the year ended December 31, 2024. See our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026 and our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 15, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Class A common stock, Class B common stock and Class C common stock as of March 18, 2026 for:

•Each beneficial owner of more than 5% of any class of the Company’s outstanding shares;
•Each of the Company’s named executive officers;
•Each of the Company’s directors and nominees; and
•All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of March 18, 2026 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 15,789,817 shares of the Company’s Class A common stock, 815,296 shares of the Company’s Class B common stock, and 500,000 shares of the Company’s Class C common stock outstanding as of March 18, 2026.

	Amount and Nature of Beneficial Ownership
	Class A (2)		Class B (2)		Class C (2)		Total (3)
Name of Beneficial Owner (1)	Number	%	Number	%	Number	%	Number	%
5% Stockholders
Beck, Mack and Oliver LLC (4)	791,250	5.0	—	—	—	—	791,250	4.6
Funds affiliated with MSD Capital Management (5)	728,199	4.6	—	—	500,000	100	1,228,199	7.2
Directors and Named Executive Officers
B. James Ford (6)	103,790	*	—	—	—	—	103,790	*
Gary Ginsberg (7)	129,938	*	—	—	—	—	129,938	*
Stephen Kaplan (8)	232,648	*	—	—	—	—	232,648	*
David Lebow (9)	129,920	*	—	—	—	—	129,920	*
Steven Price (10)	360,737	2.2	868,463	82.5	—	—	1,229,200	7.0
Gary Way (11)	50,712	*	—	—	—	—	50,712	*
Bill Wilson (12)	2,155,395	12.6	—	—	—	—	2,155,395	11.7
Stuart Rosenstein (13)	595,531	3.7	467,213	40.1	—	—	1,062,744	6.0
Erik Hellum (14)	560,809	3.5	—	—	—	—	560,809	3.2
All Directors and Current Executive Officers as a Group (12 persons) (15)	4,703,346	25.4	1,532,522	97.1	—	—	6,235,868	30.3
* Represents less than 1%

(1)    Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Townsquare Media, Inc., 4 Manhattanville Road, Suite 107, Purchase, New York 10577.

(2)    Holders of Class C common stock are not entitled to vote on matters to be voted upon by stockholders generally, whereas each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to 10 votes. Holders of Class B common stock and Class C common stock are each entitled to a separate class vote on any amendment of any specific rights of the holders of Class B common stock or Class C common stock, respectively, that does not similarly affect the rights of the holders of Class A common stock. In connection with the transfer of shares of Class B common stock, unless the transferee is an affiliate or related party of FiveWire, such transferred shares automatically convert into an equal number of shares of Class A common stock. In connection with the transfer of shares of Class C common stock, unless prior to such transfer, the transferor or transferee sends a notice to the Company requesting that the shares of Class C common stock remain shares of Class C common stock following such transfer, such transferred shares will automatically convert into an equal number of shares of Class A common stock. Each holder of Class B common stock or Class C common stock is entitled to convert at any time all or any part of such holder’s shares of Class B common stock or Class C common stock, as applicable, into an equal number of shares of Class A common stock. However, to the extent that such conversion or transfer would result in the holder or transferee holding more than 4.99% of the Class A common stock following such conversion or transfer, the holder or transferee shall first deliver to the Company an ownership certification for the purpose of enabling the Company (i) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) to seek any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class B common stock or Class C common stock if the Company in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either Act. Ownership presented in the Class A column is based on the aggregate beneficial ownership of shares of Class A common stock excluding shares of Class B common stock and shares of Class C common stock, which are convertible into shares of Class A common stock at the holders’ option, subject to the conditions above.

(3)    Aggregate beneficial ownership of shares of Class A common stock, Class B common stock and Class C common stock. Does not represent voting power.

(4)    This information is based solely on the Schedule 13G filed with the SEC on February 14, 2024 by Beck, Mack & Oliver LLC (“BMO LLC”). The report states that BMO LLC has sole voting and dispositive power over 791,250 shares of Class A common stock. The address of BMO LLC is 565 Fifth Avenue, New York, New York 10017.

(5)    This information is based on information known to the issuer and on the Schedule 13G/A (Amendment No. 4) filed with the SEC on February 13, 2025 by MSD Capital, L.P. (“MSD Capital”), SOF Investments, L.P. (“SOF Investments”), SOF Investments, L.P. – Private V (“SOF Investments Private V”) and Michael S. Dell reporting the beneficial ownership of shares of Class A common stock and Class C common stock as of December 31, 2024. The securities are owned directly by SOF Investments and SOF Investments Private V. MSD Capital is the general partner of SOF Investments and SOF Investments Private V and may be deemed to beneficially own securities owned by SOF Investments and SOF Investments Private V. MSD Capital Management LLC (“MSD Capital Management”) is the general partner of MSD Capital and may be deemed to beneficially own securities owned by MSD Capital. Each of Gregg R. Lemkau and Marc R. Lisker is a manager of MSD Capital Management and may be deemed to beneficially own securities owned by MSD Capital Management. Michael S. Dell is the controlling member of MSD Capital Management and may be deemed to beneficially own securities owned by MSD Capital Management. Each of Messrs. Dell, Lemkau and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. Each of MSD Capital, Mr. Dell and Mr. Lemkau reports shared voting and dispositive power over 728,199 shares of Class A common stock and 500,000 shares of Class C common stock. SOF Investments reports shared voting and dispositive power over 125,937 shares of Class A common stock. SOF Investments Private V reports shared voting and dispositive power over 602,262 shares of Class A common stock and 500,000 shares of Class C common stock. The address of the principal business office of MSD Capital, SOF Investments, and SOF Investments Private V, Mr. Lemkau and Mr. Lisker is One Vanderbilt Avenue, 26th Floor, New York, New York 10017. The address of the principal business office of Mr. Dell is c/o Dell, Inc., One Dell Way, Round Rock, Texas 78682.

(6)    Includes 24,030 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(7)    Includes 10,000 shares of Class A common stock that can be acquired upon the exercise of options and 24,030 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(8)    Includes 24,030 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(9)    Includes 10,000 shares of Class A common stock that can be acquired upon the exercise of options and 24,030 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(10)    Includes 50,000 shares of Class A common stock and 440,923 shares of Class B common stock held by The Price 1998 Descendant’s Trust. Mr. Price, as a trustee of the foregoing trust, may be deemed to have beneficial ownership of the shares of Class A common stock and Class B common stock held by the trust. Mr. Price disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. Also includes 237,191 shares of Class B common stock and 250,000 shares of Class A common stock that can be acquired upon the exercise of options. If all 868,463 shares of Class B common stock beneficially owned by Steven Price were converted to shares of the Company’s Class A common stock, Steven Price would have beneficial ownership of 7.4% of Class A common stock for purposes of the table above.

(11)    Includes 24,030 shares of restricted Class A common stock, which remain subject to vesting restrictions.

(12)    Includes 1,325,608 shares of Class A common stock that can be acquired upon the exercise of options.

(13)    Includes 396,358 shares of Class A common stock and 350,000 shares of Class B common stock that can be acquired upon the exercise of options. If all 467,213 shares of Class B common stock beneficially owned by Stuart Rosenstein were converted to shares of the Company’s Class A common stock, Stuart Rosenstein would have beneficial ownership of 6.5% of the Company’s Class A common stock for purposes of the table above.

(14)    Includes 402,194 shares of Class A common stock that can be acquired upon the exercise of options.

(15)    Includes 2,715,801 shares of Class A common stock and 762,191 shares of Class B common stock that can be acquired upon the exercise of options. If all 762,191 shares of Class B common stock beneficially owned by such group were converted to shares of Class A common stock, such group would have beneficial ownership of 31.1% of Class A common stock for purposes of the table above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions by the Audit Committee where the amount involved in the transaction exceeds or is expected to exceed the lesser of $120,000 or one percent of the average total assets at year-end for the last two completed fiscal years between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners or an immediate family member of any of the foregoing, and the party to the transaction has or will have a direct or indirect material interest in such transactions. Other than as listed below, the Company did not engage in any related person transactions required to be reported under Item 404 of Regulation S-K for the fiscal years ended December 31, 2025 and 2024.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its current and former directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with future directors and executive officers.

Share Repurchase

In April 2024, the Company repurchased 1.5 million shares of Class A common stock held by MSG National Properties, LLC, an affiliate of MSG, for $9.76 per share. The purchase price reflected an 11% discount from the closing price of the Class A common stock on March 28, 2024. The purchase price of $14.6 million was funded with cash on hand.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2025. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: Messrs. Ford (Chair), Ginsberg, and Lebow. All of the members are independent directors under the NYSE and SEC audit committee requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.townsquaremedia.com/equity-investors/corporate-governance-documents.

In fulfilling its oversight responsibility of appointing and approving (including pre-approving as required by applicable law) the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2025 with the Company’s management and BDO USA, P.C., the Company’s independent registered public accounting firm (“BDO”). The Audit Committee has also discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026.

Submitted by the Members of the Audit Committee

B. James Ford (Chair), Gary Ginsberg and David Lebow

OTHER AUDIT COMMITTEE MATTERS

Principal Accountant Fees and Services

The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2025 and December 31, 2024.

BDO USA, P.C.	2025	2024
Audit Fees (1)	$1,000,933	$993,053
Total Fees	$1,000,933	$993,053
(1)    Audit fees for BDO relate to professional services rendered in connection with: (a) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and the audit of the effectiveness of the Company’s internal control over financial reporting; (b) quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (c) comfort letter procedures related to the filing of a registration statement on Form S-8 filed on July 2, 2024.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm. In pre-approving such services, the Audit Committee must consider whether the provision of services is consistent with maintaining the independence of the Company’s independent registered public accounting firm. The Audit Committee does not delegate this responsibility (or any other Audit Committee function) to Company management. All services for which the fees listed above were accrued or paid to the Company’s independent registered public accounting firms for the years ended December 31, 2025 and December 31, 2024 were approved in accordance with these pre-approval policies and procedures.

PROPOSALS

Overview of Proposals

This Proxy Statement contains four proposals requiring stockholder action:

•Proposal One relates to the election of two Class III directors to the Board; and

•Proposal Two relates to the ratification of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•Proposal Three relates to the approval (on an advisory basis) of the compensation of our named executive officers; and

•Proposal Four relates to the approval (on an advisory basis) on whether an advisory vote on the compensation of our named executive officers should occur every one, two or three years.

Each proposal is discussed in more detail below.

PROPOSAL ONE - ELECTION OF CLASS III DIRECTORS

Townsquare’s Board consists of seven directors. The Board is divided into three classes, each serving staggered, three-year terms.

The Board has re-nominated Stephen Kaplan and Bill Wilson to be elected to serve as Class III directors until the 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until such director’s earlier retirement, resignation or other termination of service. The remaining directors are in Class I (terms expire at the 2027 annual meeting of stockholders) and Class II (terms expire at the 2028 annual meeting of stockholders). Additional information regarding the director nominees and the remaining directors are set forth in “Directors and Corporate Governance” above.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s two nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Board may designate a substitute nominee and the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

Notwithstanding that directors will be elected by a plurality of votes cast at the Annual Meeting, the Company has a voting policy that has the effect of a majority voting policy that ensures the Board can address shareholder concerns. The Corporate Governance Guidelines provide that if any nominee for director receives a greater number of votes “WITHHELD” than “FOR” in an uncontested election, such director must promptly tender his or her resignation conditioned on Board acceptance following certification of the stockholder vote. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification of the stockholder vote, recommend to the Board whether to accept such resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and promptly disclose its decision and rationale for accepting or rejecting the resignation in a public announcement. If a director’s resignation is accepted by the Board, the Board may either fill the resulting vacancy or decrease the size of the Board pursuant to our bylaws. This policy does not apply when the number of individuals nominated for election exceeds the number of directors to be elected, including as a result of a proxy contest, in which case directors would be elected by a plurality of the votes cast.

The Board unanimously recommends that stockholders vote
FOR the election of Stephen Kaplan and Bill Wilson.

PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee has re-appointed BDO USA, P.C. ("BDO") to serve as our independent registered public accounting firm for the year ending December 31, 2026. BDO has served as the Company’s independent registered public accounting firm since June 2019.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. As the Audit Committee has responsibility for the appointment of the independent registered public accounting firm, your ratification of the appointment of BDO is not necessary. However, in the event of a negative vote on such ratification, the Audit Committee will reconsider its selection for the current year or future years. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of BDO are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board unanimously recommends that stockholders vote FOR Proposal Two.

PROPOSAL THREE – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As a smaller reporting company, Exchange Act rules do not require us to provide a compensation discussion and analysis of our NEO compensation program, though we voluntarily provide a compensation discussion and analysis and certain other disclosures under the heading “Named Executive Officer Compensation” in addition to the descriptions of the compensation paid to our NEOs in 2025 under the heading “Named Executive Officer Compensation Tables” in this Proxy Statement. As disclosed therein, our NEO compensation program is designed to attract, motivate and retain our Named Executive Officers, who are critical to our success. Our Compensation Committee believes that it is important to maintain cash compensation that is competitive with other companies in our industry and to provide incentive-based compensation in order to more directly align our NEO’s compensation to the performance of the Company. Our Board and our Compensation Committee believe that our NEO compensation program aligns the interests of our NEOs with those of our stockholders.

We strongly encourage our stockholders to review this Proxy Statement, and in particular the information contained in the “Named Executive Officer Compensation” and “Named Executive Officer Compensation Tables” sections, including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives and programs applicable to our NEOs.

Pursuant to Section 14A of the Exchange Act, we are presenting our stockholders with an advisory vote to approve the compensation of our NEOs as described in this Proxy Statement (sometimes referred to as “say-on-pay”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to indicate their support for our NEO compensation in 2025 as described in this Proxy Statement, and the following resolution will be presented by our Board at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion.”

The say-on-pay vote gives you as a stockholder the opportunity to express your views regarding the 2025 compensation of our NEOs by voting to approve or not approve such compensation as described in this Proxy Statement. This vote is advisory and will not be binding upon our Board or our Compensation Committee. However, our Board and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements. Stockholders voted to hold advisory say-on-pay votes every three years until the next required advisory vote on such frequency, which is being voted upon at this Annual Meeting pursuant to Proposal Four of this Proxy Statement.

The Board recommends that stockholders vote FOR Proposal Three.

PROPOSAL FOUR - ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with SEC rules, our Board is also asking our stockholders to vote, on an advisory basis, on how frequently we should hold an advisory stockholder vote on the compensation of our NEOs, such as Proposal Three included herein (sometimes referred to as “say-on-frequency”). By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation of our NEOs once every one, two or three years, or may abstain. In the future, we will provide a “say-on-frequency” vote at least once every six years.

Because this proposal calls for an advisory vote, our Board and our Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option that receives the highest number of votes cast (though no less frequently than once every three years). However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes.

We believe that every three years is the optimal frequency for our say-on-pay vote. As our compensation program is designed to incent performance over not just the short term but also the long term, stockholder input on NEO compensation would be most useful if the effectiveness of our NEO compensation program is evaluated over a multi-year period. Additionally, a three-year period provides our Board and our Compensation Committee with time to consider the results of the advisory vote and to implement any changes to our NEO compensation practices.

Before making its recommendation, our Board considered the arguments in favor of more frequent votes, including increased opportunities for stockholder input and the belief that annual votes might promote greater accountability on NEO compensation. After considering the alternatives, our Board believes that, on balance, a three-year cycle is most appropriate for us. Our Compensation Committee intends to periodically assess this approach and may recommend for a more frequent say-on-pay vote, if appropriate in the future.

The Board recommends that stockholders vote for a frequency of every “THREE YEARS”.

GENERAL INFORMATION

Why am I receiving these materials?

Townsquare Media, Inc. has made these materials available to you on the Internet or, upon your request, has delivered these materials by email or mail in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/TSQ2026, on May 11, 2026 at 11:00 a.m. Eastern Daylight Time, and for any postponement(s) or adjournment(s) thereof.

On or about March 27, 2026, the Company intends to mail to its stockholders of record a notice regarding the Internet availability of proxy materials (the “Notice”) containing instructions on how to vote through the Internet and how to access through the Internet this Proxy Statement and the Company’s 2025 annual report to stockholders (the “Annual Report”), which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC March 16, 2026. Beneficial owners will receive a similar voting instruction form from their broker, bank, or other nominee. Please do not mail in the Notice, as it is not intended to serve as a voting instrument.

To attend or participate in the Annual Meeting as a stockholder of record, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders to expedite your receipt of such materials. Accordingly, the Company is sending the Notice to the Company’s stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed or email copy can be found in the Notice, both for the Annual Meeting and on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials. Notwithstanding anything to the contrary, the Company may send certain stockholders of record a full set of proxy materials by paper delivery or email instead of the Notice or in addition to sending the Notice.

What matters will be voted on at the Annual Meeting?

The Company is aware of four matters proposed to be voted on by stockholders of record at the Annual Meeting:

1)    The election to the Board of Class III director nominees, Stephen Kaplan and Bill Wilson (“Proposal One”).

2)    Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal Two”).

3)    Approval of (on an advisory basis) the compensation of our named executive officers (“Proposal Three”).

4)    Approval on (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur every one, two or three years (“Proposal Four”).

The Company is not aware of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby on such other matters in accordance with the Board's recommendation or, if no recommendation is made, in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•“FOR” the reelection to the Board of each of the Class III director nominees, Stephen Kaplan and Bill Wilson, set forth in Proposal One.

•“FOR” Proposal Two, the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

•“FOR” Proposal Three, the approval of (on an advisory basis) the compensation of our named executive officers.

•Every “3 YEARS” on Proposal Four, the approval (on an advisory basis) of the frequency of the advisory vote on named executive officer compensation.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the Internet to:

•View the Company’s proxy materials for the Annual Meeting; and

•Instruct the Company to send proxy materials to you by email for the Annual Meeting and on an ongoing basis.

The Company’s proxy materials are also available at https://www.proxyvote.com or www.townsquaremedia.com/equity-investors/sec-filings. Website addresses are included in this Proxy Statement for reference only. The information contained on such websites is not incorporated by reference into this Proxy Statement.

Choosing to receive future proxy materials by email will help reduce the impact of the Company’s annual meetings on the environment and the cost to the Company of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Holders of record of the Company’s Class A common stock and Class B common stock at the close of business on March 18, 2026 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting as set forth below. As of the Record Date, there were 15,789,817 shares of the Company’s Class A common stock outstanding and 815,296 shares of the Company’s Class B common stock outstanding.

Each share of the Company’s Class A common stock entitles the holder thereof to one vote for each proposal properly submitted for vote at the Annual Meeting. Each share of the Company’s Class B common stock entitles the holder thereof to ten votes for each proposal properly submitted for vote at the Annual Meeting. Holders of shares of the Company’s Class C common stock are not entitled to any voting rights with respect to such shares of the Company’s Class C common stock at the Annual Meeting. The holders of the Company’s Class A common stock and Class B common stock vote together on each proposal as a single class.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

If, as of the Record Date, your shares were registered directly in your name with Townsquare’s transfer agent, Equiniti Trust Company, LLC, formerly American Stock Transfer & Trust LLC, then you are a stockholder of record. As a stockholder of record, the proxy materials are being sent to you directly by or on behalf of the Company and, without further action you may attend the Annual Meeting, and you may vote online at the Annual Meeting or vote by proxy (via the Internet, by telephone or by mail). Whether or not you plan to attend the Annual Meeting, the Company urges you to vote in advance of the Annual Meeting to ensure your vote is counted.

If, as of the Record Date, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record. As a beneficial owner, you may direct your broker or other agent how to vote the shares in your account or vote online at the Annual Meeting using the 16-digit control number included on your voting instruction form or otherwise provided by the organization that is the record holder of your shares.

If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice, the proxy card or email notification.

•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll-free number found on the proxy card.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•At the Annual Meeting. You may also vote online at the Annual Meeting. To attend or participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 11:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Daylight Time, and you should allow ample time for the check-in procedures.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote:

•Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on your voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

•At the Annual Meeting. You may also vote online at the Annual Meeting. Instructions to attend or participate in the Annual Meeting will be included on the voting instruction form provided by your bank, broker or other nominee. You will need the 16-digit control number included on your voting instruction form, or you may need to contact the organization that holds your shares for instructions to obtain a 16-digit control number. You may also be able to gain access to and vote online at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The meeting webcast will begin promptly at 11:00 a.m. Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Daylight Time, and you should allow ample time for the check-in procedures.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, are present online or represented by proxy at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, the Company may adjourn or postpone the Annual Meeting to another date to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received by the time specified or otherwise prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders, Bill Wilson and Stuart Rosenstein, will vote your shares on all matters presented for vote at the Annual Meeting in the manner recommended by the Board or, if no recommendation is made by the Board, as the proxy holders may determine in their discretion.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal Two) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Two.

The other proposals, the election of two Class III directors (Proposal One), the advisory approval of named executive compensation (Proposal Three), and the advisory approval of the frequency of the advisory vote on named executive compensation (Proposal Four) are considered non-routine matters under applicable rules. Therefore, there may be broker non-votes on Proposal One, Proposal Three, and Proposal Four.

How many votes are needed to approve each proposal?

Proposal One: The election of each Class III director will require the affirmative vote of a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of such directors. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. You may vote “for” or “withhold” on each of the nominees for election as director. As a result, any shares not voted “for” a particular nominee (including as a result of a “withhold” vote or a broker non-vote as described above) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Notwithstanding that directors will be elected by a plurality of votes cast, if any nominee for director receives a greater number of votes “withheld” than “for” in an uncontested election, such director must promptly tender his or her resignation conditioned on Board acceptance. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept the resignation offer. See “Directors and Corporate Governance – Corporate Governance” for further information.

Proposal Two: The ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 will require the affirmative vote of the holders of a majority in voting power of the shares of capital stock present online or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as votes against the matter.

Proposal Three: The approval, on an advisory basis, of the compensation of our named executive officers will require the affirmative vote of holders of a majority in voting power of the shares of capital stock present online or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.

Proposal Four: The approval, on an advisory basis, of the frequency of advisory votes on the compensation of our named executive officers will require the affirmative vote of holders of a majority in voting power of the shares of capital stock present online or represented by proxy at the Annual Meeting and entitled to vote thereon. However, our Board expects to be guided by the option that receives the greatest number of votes, even if that alternative does not receive a majority. Abstentions will have the same effect as votes against the matter. Broker non-votes will have no effect on the outcome of the vote.

What does it mean if I receive more than one Notice, proxy card, voting instruction form or email notification?

If you receive more than one Notice, proxy card, voting instruction form or email notification, your shares are registered in more than one name or are registered in different accounts with banks, brokers, other nominees or our transfer agent. Please take action with respect to each Notice, proxy card, voting instruction form and email notification, to ensure that all of your shares are voted.

Can I change my vote?

You may generally revoke your proxy and change your vote generally at any time before the taking of the vote at the Annual Meeting.

Stockholders of Record. No later than 11:59 p.m., Eastern Daylight Time, on the day before the Annual Meeting, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date so long as it is received by May 10, 2026 by 11:59 p.m., Eastern Daylight Time, or by virtually attending the Annual Meeting and voting online. Only the latest validly executed proxy that you submit will be counted. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote online at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Townsquare Media, Inc., 4 Manhattanville Road, Suite 107, Purchase, New York 10577 prior to the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee on a timely basis according to materials provided by such person. You may also change your vote by voting online at the Annual Meeting as described above.

Who pays for the expenses of solicitation?

Townsquare’s Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials, solicitation of proxies and hosting the virtual meeting. As part of this process, the Company reimburses brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to its stockholders. Townsquare’s directors, officers and employees may also solicit proxies on its behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.

Who counts the votes?

The Company has engaged Broadridge as its independent agent to tabulate stockholder votes.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. Final voting results are expected to be published on a Current Report on Form 8-K to be filed by the Company within four business days after the Annual Meeting.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 4 Manhattanville Road, Suite 107, Purchase, New York 10577 and the Company’s main telephone number is (203) 861-0900.

Whom may I contact with questions?

If you have any questions or require any assistance with voting your shares, please contact Broadridge at 1-800-579-1639.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of stockholders?

To be considered for inclusion in the Company’s proxy statement and proxy card for the 2027 annual meeting, written notice of any proposal that a stockholder intends to present at the 2027 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be delivered to the Company’s Secretary by mail at 4 Manhattanville Road, Suite 107, Purchase, New York 10577 and must be received no later than November 27, 2026. To be eligible to be included in the Company’s proxy statement, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record. Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement.

Our bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual meeting of stockholders or to bring proposals before an annual meeting other than pursuant to Rule 14a-8 under the Exchange Act. These advance notice provisions require that, among other things, stockholders give timely written notice to the Company’s Secretary regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in our bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). To be timely, a stockholder who intends to present nominations or a proposal at the 2027 annual meeting other than pursuant to Rule 14a-8 under the Exchange Act must provide the information set forth in our bylaws to the Company’s Secretary no earlier than close of business on January 11, 2027 and no later than close of business on February 10, 2027. However, if we hold the 2027 annual meeting more than 30 days before, or more than 70 days after, the anniversary of the Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2027 annual meeting date, and not later than close of business on (i) the 90th day prior to the 2027 annual meeting date or (ii) the tenth day after public disclosure of the 2027 annual meeting date, whichever is later.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Multiple Stockholders Sharing the Same Address

As permitted by SEC rules and referred to as “householding,” to the extent paper delivery is requested, the Company will deliver only a single set of the Annual Report, this Proxy Statement and other proxy materials to multiple stockholders sharing the same address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, promptly deliver a separate set of the Annual Report, this Proxy Statement and other proxy materials, to a stockholder at a shared address to which a single copy was delivered. Stockholders of record wishing to receive a separate set of the proxy materials now or in the future, or stockholders of record sharing an address wishing to receive a single copy in the future, may contact Townsquare Media, Inc., at 4 Manhattanville Road, Suite 107, Purchase, New York 10577, telephone: (203) 861-0900.

Additional Resources

Corporate Governance

https://www.townsquaremedia.com/equity-investors/corporate-governance-board-of-directors

•Committee Charters

•Code of Business Conduct
•Corporate Governance Guidelines

Investor Relations

•Investor Relations - https://www.townsquaremedia.com/equity-investors
•Press Releases - https://www.townsquaremedia.com/equity-investors/press-releases

Annual Meeting Documents and other SEC Filings

https://www.townsquaremedia.com/equity-investors/sec-filings

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto. Based on our review of the insiders’ forms filed with the SEC during 2025 and representations made by the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2025 except for (i) each of David Lebow, Gary Way, Gary Ginsberg, James Ford, and Stephen Kaplan had a late-filed Form 4 reporting one transaction; and (ii) Robert Worshek had one late-filed Form 4 reporting two transactions.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with the Board’s recommendations or, if no recommendation is made, their discretion.

Dated March 27, 2026

BY ORDER OF THE BOARD OF DIRECTORS:

Steven Price
Executive Chairman of the Board of Directors

SCAN TO
VIEW MATERIALS & VOTE

TOWNSQUARE MEDIA, INC.
FOUR MANHATTANVILLE ROAD, SUITE 107
PURCHASE, NEW YORK 10577

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TSQ2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90490-P48058 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOWNSQUARE MEDIA, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1:

	For All	Withhold All	For All Except
1. Election of Class III Directors - nominees to serve a three-year term:	☐	☐	☐

Nominees:

01) Stephen Kaplan
02) Bill Wilson

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:

	For	Against	Abstain
2. The Ratification of BDO USA, P.C. as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory approval of the 2025 compensation of the Company's named executive officers.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 3 YEARS ON THE FOLLOWING PROPOSAL:

	1 Year	2 Years	3 Years	Abstain
4. Advisory approval of the frequency of the advisory vote on named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Notice and Annual Report are available at www.proxyvote.com.

V90491-P48058

TOWNSQUARE MEDIA, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOWNSQUARE MEDIA, INC.

The undersigned appoints Bill Wilson and Stuart Rosenstein as proxies, each with full power of substitution, to vote all shares of Class A common stock and Class B common stock of Townsquare Media, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2026 Annual Meeting of Stockholders of the Company scheduled to be held on May 11, 2026 at 11:00 a.m. Eastern Daylight Time, virtually via live webcast at **www.virtualshareholdermeeting.com/TSQ2026** (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Class A common stock and Class B common stock of the Company held by the undersigned, and hereby ratifies and confirms all action that each herein named attorney and proxy, their respective substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "3 YEARS" ON PROPOSAL 4, AND, AT THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

Continued and to be signed on reverse side